Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

September 9, 2019

MPLX LP

200 E. Hardin Street

Findlay, Ohio 45840

Re:	$1,000,000,000 of Floating Rate Senior Notes due 2021 of MPLX LP

$1,000,000,000 of Floating Rate Senior Notes due 2022 of MPLX LP

Ladies and Gentlemen:

We are acting as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the issuance and sale of (i) $1,000,000,000 aggregate principal amount of the Partnership’s Floating Rate Senior Notes due 2021 (the “2021 Notes”) and (ii) $1,000,000,000 aggregate principal amount of the Partnership’s Floating Rate Senior Notes due 2022 (together with the 2021 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated September 4, 2019, among the Partnership, MPLX GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Citigroup Global Markets Inc., Barclays Capital Inc. and RBC Capital Markets, LLC, acting as representatives of the several underwriters named therein. The Notes will be issued pursuant to a senior indenture, dated as of February 12, 2015 (as amended, supplemented or otherwise modified to the date hereof, the “Base Indenture”), between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fifteenth Supplemental Indenture, dated as of the date hereof (the “Fifteenth Supplemental Indenture”), between the Partnership and the Trustee, and the Sixteenth Supplemental Indenture, dated as of the date hereof (together with the Fifteenth Supplemental Indenture, and the Base Indenture, the “Indenture”), between the Partnership and the Trustee.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Partnership.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

MPLX LP

September 9, 2019

For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of the officers and other representatives of the General Partner and others.

The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Partnership and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-220267) (the “Registration Statement”), filed by the Partnership to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day